Exhibit 99.1

HEALTHCARE MERGER CORP.

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER [●], 2020

The undersigned hereby appoints Steven J. Shulman and Dennis Conroy, and each of them, proxies and attorneys-in-fact, each with the power of substitution and revocation, and hereby authorizes and instructs each to represent and vote, in the manner directed below, all the shares of common stock of Healthcare Merger Corp. (“HCMC”) held of record by the undersigned at the close of business on September 25, 2020, at the Special Meeting of Stockholders to be held virtually on October [●], 2020 at 9:00 a.m. Eastern Time, or any adjournment or postponement thereof. You will be able to attend the Special Meeting by visiting https://www.cstproxy.com/healthcareacquisition/2020/ and inserting Control Number ______________.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 (THE BUSINESS COMBINATION PROPOSAL) BELOW, “FOR” PROPOSALS 2 THROUGH 8 (THE CHARTER PROPOSALS) BELOW, “FOR” THE ELECTION OF ALL OF THE DIRECTORS IN PROPOSAL 9 (THE DIRECTOR ELECTION PROPOSAL) BELOW, “FOR” PROPOSAL 10 (THE INCENTIVE PLAN PROPOSAL) BELOW, “FOR” PROPOSAL 11 (THE EMPLOYEE STOCK PURCHASE PLAN PROPOSAL) BELOW AND “FOR” PROPOSAL 12 (THE NASDAQ PROPOSAL) BELOW.

THE BOARD OF DIRECTORS OF HCMC RECOMMENDS A VOTE “FOR” PROPOSAL 1 (THE BUSINESS COMBINATION PROPOSAL) BELOW, “FOR” PROPOSALS 2 THROUGH 8 (THE CHARTER PROPOSALS) BELOW, “FOR” THE ELECTION OF ALL OF THE DIRECTORS IN PROPOSAL 9 (THE DIRECTOR ELECTION PROPOSAL) BELOW, “FOR” PROPOSAL 10 (THE INCENTIVE PLAN PROPOSAL) BELOW, “FOR” PROPOSAL 11 (THE EMPLOYEE STOCK PURCHASE PLAN PROPOSAL) BELOW AND “FOR” PROPOSAL 12 (THE NASDAQ PROPOSAL) BELOW. Each of the Business Combination Proposal, the Charter Proposals and the Nasdaq Proposal are cross-conditioned on the approval of each other. The Director Election Proposal, the Incentive Plan Proposal and the Employee Stock Purchase Plan Proposal are conditioned on the approval of the Business Combination Proposal, the Charter Proposals and the Nasdaq Proposal.

PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER: ☒

	Proposal	For	Against	Abstain
1.	Proposal No. 1 — The Business Combination Proposal — To consider and vote upon a proposal to approve, assuming the Charter Proposals and the NASDAQ Proposal are approved and adopted, the Agreement and Plan of Merger, dated as of July 29, 2020 (as it may be amended from time to time, the “Merger Agreement”), by and among Specialists On Call, Inc. (“SOC Telemed”), HCMC, Sabre Merger Sub I, Inc., a wholly owned subsidiary of HCMC (“First Merger Sub”), and Sabre Merger Sub II, LLC, a wholly owned subsidiary of HCMC (“Second Merger Sub”), pursuant to which First Merger Sub will merge with and into SOC Telemed (the “First Merger”), with SOC Telemed being the surviving corporation of the First Merger (the “surviving corporation”), and immediately following the First Merger, the surviving corporation will merge with and into Second Merger Sub (the “Second Merger” and, collectively with the First Merger and the other transactions contemplated by the Merger Agreement, the “Business Combination”), with Second Merger Sub being the surviving company of the Second Merger. A copy of the Merger Agreement is attached to the proxy statement/consent solicitation statement/prospectus as Annex A.	☐	☐	☐

Proposal Nos. 2-8 — The Charter Proposals — To consider and vote upon separate proposals to approve, assuming the Business Combination Proposal and the NASDAQ Proposal are approved and adopted, the following material differences between HCMC’s existing amended and restated certificate of incorporation and the proposed second amended and restated certificate of incorporation that will be in effect upon the Closing, a copy of which is attached to the proxy statement/consent solicitation statement/prospectus as Annex B:
2.	Proposal No. 2 — Increase the total number of authorized shares of all classes of capital stock from 111,000,000 shares to 505,000,000, which would consist of (i) 500,000,000 shares of Class A common stock and (ii) 5,000,000 shares of preferred stock;	☐	☐	☐
3.	Proposal No. 3 — Require the affirmative vote of either a majority of the board of directors then in office or the holders of two-thirds of the voting power of the outstanding shares of capital stock for the adoption, amendment, alteration or repeal of the bylaws; provided that if two-thirds of the board of directors then in office has approved such adoption, amendment, alteration or repeal of any provisions of the bylaws, then only the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of capital stock will be required for the adoption, amendment, alteration or repeal of any provision of the bylaws;	☐	☐	☐
4.	Proposal No. 4 — Require the affirmative vote of either a majority of the board of directors or the holders of two-thirds of the voting power of the outstanding shares of capital stock for the adoption, amendment, alteration or repeal of certain provisions of the charter; provided that if two-thirds of the board of directors has approved such adoption, amendment, alteration or repeal, then only the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of capital stock will be required for the adoption, amendment, alteration or repeal of such provision;	☐	☐	☐
5.	Proposal No. 5 — Provide that certain transactions would not be considered “competitive opportunities” and that each of Warburg Pincus Private Equity XI, L.P., Warburg Pincus Private Equity XI-B, L.P., Warburg Pincus XI Partners, L.P., WP XI Partners, L.P., Warburg Pincus Private Equity XI-C, L.P. and WP XI Finance, LP and their respective affiliates, directors, principals, officers, employees and other representatives is not subject to the doctrine of corporate opportunity and does not have any duty to refrain from engaging directly or indirectly in an investment or corporate or business opportunity or offering a prospective economic or competitive advantage in which the company or any of its controlled affiliates, directly or indirectly, could have an interest or expectancy unless, in each case, such opportunity is expressly offered to such person solely in his or her capacity as a director of HCMC;	☐	☐	☐
6.	Proposal No. 6 — Provide that, in addition to the indemnification provisions in the existing charter, to the extent an indemnitee has rights to indemnification, advancement of expenses and/or insurance provided by persons or entities other than HCMC, (i) HCMC shall be the indemnitor of first resort, (ii) HCMC shall be required to advance the full amount of expenses incurred by indemnitees and shall be liable for the full amount of all claims to the extent legally permitted, and (iii) HCMC irrevocably waives, relinquishes and releases such persons from any and all claims against them for contribution, subrogation or any other recovery of any kind in respect thereof;	☐	☐	☐
7.	Proposal No. 7 — Clarify that the exclusive jurisdiction of the Court of Chancery of the State of Delaware shall not apply to suits brought to enforce any duty or liability under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any other claim for which the federal courts have exclusive or concurrent jurisdiction. To the fullest extent permitted by law, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of claims arising under the Securities Act; and	☐	☐	☐
8.	Proposal No. 8 — Authorize all other proposed changes, including, among others, those (i) resulting from the Business Combination, including changing the post-business combination corporate name from “Healthcare Merger Corp.” to “SOC Telemed, Inc.” and removing certain provisions relating to HCMC’s prior status as a blank check company and HCMC Class B common stock that will no longer apply upon the Closing, or (ii) that are administrative or clarifying in nature, including the deletion of language without substantive effect.	☐	☐	☐

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9.

Proposal No. 9 — The Director Election Proposal — To consider and vote upon to elect, assuming the Business Combination Proposal, the Charter Proposals and the Nasdaq Proposal are all approved and adopted, seven directors to HCMC’s post-closing board of directors:

Bobbie Byrne

Thomas J. Carella

Joseph P. Greskoviak

John W. Kalix

Amr Kronfol

Anne M. McGeorge

Steven J. Shulman

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10.	Proposal No. 10 — The Incentive Plan Proposal — To approve and adopt, assuming the Business Combination Proposal, the Charter Proposals and the NASDAQ Proposal are approved and adopted, the Specialists on Call, Inc. 2020 Equity Incentive Plan (the “Incentive Plan”) and material terms thereunder (the “Incentive Plan Proposal”). A copy of the Incentive Plan is attached to the proxy statement/consent solicitation statement/prospectus as Annex C.	☐	☐	☐
11.	Proposal No. 11 — The Employee Stock Purchase Plan Proposal — To approve and adopt, assuming the Business Combination Proposal, the Charter Proposals and the NASDAQ Proposal are approved and adopted, the Specialists on Call, Inc. 2020 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”) and material terms thereunder (the “Employee Stock Purchase Plan Proposal”). A copy of the Employee Stock Purchase Plan is attached to the proxy statement/consent solicitation statement/prospectus as Annex D.	☐	☐	☐
12.	Proposal No. 12 — The Nasdaq Proposal — To consider and vote upon a proposal to approve, assuming the Business Combination Proposal and the Charter Proposals are approved and adopted, for purposes of complying with applicable provisions of Nasdaq Listing Rule 5635, the issuance of more than 20% of HCMC’s issued and outstanding common stock in connection with the Business Combination and the PIPE Investment (as defined in the proxy statement/consent solicitation statement/prospectus), and the related change in control.	☐	☐	☐

The undersigned hereby acknowledges receipt of the accompanying notice of special meeting of stockholders and proxy statement.

Date: ____________________, 2020
Print Name of Stockholder

Signature of Stockholder or Authorized Signatory

Name of Authorized Signatory (if applicable)

Title of Authorized Signatory (if applicable)

WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE BY FACSIMILE TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY, AT (212) 509-5152 OR BY MAIL TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY, ATTN: PROXY GROUP AT 1 State Street, New York, NY 10004. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IF YOU ATTEND THE SPECIAL MEETING.

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